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                           [EXHIBIT 23.2]

                   INDEPENDENT AUDITORS' CONSENT


The Board of Directors
RehabCare Group, Inc.:

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-11311 of RehabCare Group, Inc. (the "Company") on Form S-8 of our report dated February 5, 1999, appearing in the Annual Report on Form 10-K of RehabCare Group, Inc. for the year ended December 31, 1998.

                            /s/ KPMG LLP


St. Louis, Missouri
September 1, 1999